Registration No. 33-51699

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                          SECURITIES AND EXCHANGE COMMISSION
                                Washington, D.C. 20549

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                                       FORM S-3

                            POST-EFFECTIVE AMENDMENT NO. 1
                                          TO
                                REGISTRATION STATEMENT

                                        under
                              the Securities Act of 1933

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                                 AVISTA CORPORATION
                                  formerly known as
                          THE WASHINGTON WATER POWER COMPANY
                (Exact name of registrant as specified in its charter)

                        Washington                    91-0462470
             (State or other jurisdiction of       (I.R.S. Employer
              incorporation or organization)       Identification No.)

                               1411 East Mission Avenue
                              Spokane, Washington  99202
                                    (509) 495-0500

            (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                    J.E. ELIASSEN                     J. ANTHONY TERRELL
                 Senior Vice President             Thelen Reid & Priest LLP
                and Chief Financial Officer          40 West 57th Street
                    Avista Corporation             New York, New York 10019
                 1411 East Mission Avenue               (212) 603-2000
               Spokane, Washington  99202
                     (509) 495-0500

           It is respectfully requested that the Commission send copies of all notices, orders and communications to:

                               John E. Baumgardner, Jr.
                                 Sullivan & Cromwell
                                   125 Broad Street
                              New York, New York  10004
                                    (212)558-4000
              (Name, address, including zip code, and telephone number,
                      including area code, of agent of service)

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

                             WITHDRAWAL FROM REGISTRATION


               The Company hereby withdraws from registration $89,000,000 principal amount of the First Mortgage Bonds of the Company registered under File No. 33-51699 and remaining unissued at December 31, 1998, with the following result:


          First Mortgage Bonds registered under
            File No. 33-51699                     $250,000,000
          First Mortgage Bonds previously issued  $161,000,000
                                                  ------------
          First Mortgage Bonds withdrawn
            from registration                     $ 89,000,000
                                                  ------------

               The Company hereby withdraws the First Mortgage Bonds from registration pursuant to the Company's undertaking, included in the Registration Statement No. 33-51699 as required by Item 512(a)(3) of Regulation S-K, to remove from registration by means of a post-effective amendment any registered securities which remain unsold at the termination of an offering. The offering of the First Mortgage Bonds has been terminated.


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

                                      SIGNATURES

               Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this Post-Effective Amendment No. 1 to Registration Statement No. 33-51699 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Spokane, State of Washington, on December 31, 1998.

                                   THE WASHINGTON WATER POWER COMPANY


                                   By:/s/ J.E. Eliassen
                                      -----------------------------------
                                      Name:   J.E. Eliassen
                                      Title:  Senior Vice President and
                                              Chief Financial Officer

               Pursuant to the requirements of the Securities Act of 1933, as amended, this Post-Effective Amendment No. 1 to Registration Statement No. 33-51699 has been signed by the following persons in the capacities and on the date indicated.

                  Signature                Title                Date
                  ---------                -----                ----


          /s/ T.M. Matthews
          ---------------------    Principal Executive   December 31, 1998
                T.M. Matthews      Officer
         (Chairman of the Board,   and Director
          President and Chief
           Executive Officer)


          /s/ J.E. Eliassen
          --------------------     Principal Financial    December 31, 1998
                J.E. Eliassen      and
           (Senior Vice President  Accounting Officer
                     and
          Chief Financial Officer)


          David A. Clack,
          Eugene W. Meyer,         Directors              December 31, 1998
          Larry A. Stanley and
          R. John Taylor



          * By /s/ J.E. Eliassen
               -------------------
                J.E. Eliassen
             (Attorney-in Fact)


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